Exhibit 77Q1


                                        STATE DEPARTMENT OF ASSESSMENTS
                                                  AND TAXATION

                                              APPROVED FOR RECORD
                                              11/29/95 at 1:08 p.m.



                           ARTICLES OF AMENDMENT

                                    OF

                PAINEWEBBER PREMIER HIGH INCOME TRUST INC.

     Pursuant to Section 2-607 of the Maryland General Corporation Law, PaineWebber Premier High Income Trust Inc. ("Corporation") adopts the following Articles of Amendment to the Corporation's Articles of Incorporation.

     FIRST: Article SECOND is hereby deleted and the following is inserted in lieu thereof:

     Name of the Corporation: The name of the corporation is Managed High Yield Fund Inc. ("Corporation").

     SECOND: These Articles of Amendment have been advised by the Corporation's board of directors and approved by a vote of the shareholders of the Corporation, all pursuant to the charter amendment procedure described in Section 2-604 of the Maryland General Corporation Law and Article TENTH of the Corporation's Articles of Incorporation, as amended.

     IN WITNESS WHEREOF, PAINEWEBBER PREMIER HIGH INCOME TRUST INC. has caused these presents to be signed in its name and on its behalf by the Vice President of the Corporation and attested by the Corporation's Assistant Secretary on this 27th day of November, 1995, who swear under penalty of perjury to the best of their knowledge, information, and belief, the matters set forth in the articles are true in all material respects.

                              By: /s/ Gregory K. Todd
                                 ---------------------------------
                                 Gregory K. Todd
                                 Vice President



                         Attest: /s/ Joan L. Cohen
                                -----------------------------------
                                 Joan L. Cohen
                                 Assistant Secretary


                               STATE OF MARYLAND
I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 11-29-95
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY: /s/ Gloria J. Watson,
   -------------------------

This stamp replaces our previous certification system.  Effective